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                                                                    EXHIBIT 10.2


                               FIRST AMENDMENT TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         FIRST AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated as of August 3, 2001 (this "Amendment"), by and among NORTEL NETWORKS LLC, a limited liability company organized under the laws of Delaware ("Investor"), NORTEL NETWORKS INC., a Delaware corporation ("Parent"), and ARRIS GROUP, INC. f/k/a Broadband Parent Corporation, a Delaware corporation (the "Company").

         WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of October 18, 2000, as amended by the First Amendment to Agreement and Plan of Reorganization dated as of April 9, 2001 (the "Plan of Reorganization") among the Company, ANTEC Corporation, Broadband Transition Corporation, Parent, the Investor and Arris Interactive L.L.C., Investor will receive at the Closing (as such term is defined in the Plan of Reorganization) shares of Common Stock of the Company;

         WHEREAS, as an inducement to the Company and ANTEC Corporation to enter into the Plan of Reorganization, Investor and Parent agreed to enter into an Amended and Restated Investor Rights Agreement dated as of April 9, 2001 (the "Original Agreement") to provide for certain agreements and obligations of the parties following the Closing;

         WHEREAS, as part of the transactions contemplated by the Plan of Reorganization and concurrently with the execution of this Amendment, the Company, ANTEC Corporation and Investor are entering into a Second Amended and Restated Limited Liability Company Agreement of Arris Interactive L.L.C. (the "New LLC Agreement") under which Investor and any permitted transferee may receive under the circumstances described in Section 8.03 therein additional shares of Common Stock of the Company; and

         WHEREAS, the parties hereto desire to modify certain provisions of the Original Agreement to allow for the issuance of the LLC Conversion Shares as set forth in this Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    SECTION 1
                                   AMENDMENTS

         Section 1.1. Definitions. Unless otherwise defined herein, all capitalized terms shall have the meaning given such terms in the Original Agreement. The following terms shall have the meanings set forth below:


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         Section 1.2. Amendment of Definition of "Agreement". The term
"Agreement," as set forth in Section 1.1 of the Original Agreement, is hereby deleted in its entirety and the following definition is substituted in lieu thereof:

         "Agreement" shall mean the Original Agreement as amended by this Amendment.

         Section 1.3. Definition of "LLC Conversion Shares". Section 1.1 of the Original Agreement is hereby amended by adding the following definition of "LLC Conversion Shares":

                  "LLC Conversion Shares" shall mean shares of Common Stock (a) issued pursuant to Section 8.03(a)(i) of the New LLC Agreement, (b) issuable upon conversion of the Company preferred stock that may be issued pursuant to Section 8.03(a)(ii) of the New LLC Agreement or (c) issuable upon conversion of the subordinated note of the Company that may be issued pursuant to Section 8.03(a)(iii) of the New LLC Agreement.

         Section 1.4. Definition of "New LLC Agreement". Section 1.1 of the Original Agreement is hereby amended by adding the following definition of "New LLC Agreement":

                  "New LLC Agreement" has the meaning set forth in the preamble of this Amendment.

         Section 1.5. Amendment of Section 3.1(a) of the Original Agreement.
Section 3.1(a) of the Original Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  (a) acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other 13D Group or otherwise, Beneficial Ownership of any Voting Securities, Derivative Securities or any other securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities, other than (i) the acquisition of the Shares pursuant to the Plan of Reorganization, (ii) the acquisition of Voting Securities as a result of any stock splits, stock dividends or other distributions, recapitalizations or offerings made available by the Company to holders of Voting Securities generally or (iii) in a transaction in which the Investor or Parent or an Affiliate of the Investor or Parent acquires a previously unaffiliated business entity that, to the knowledge of the Investor or Parent after reasonable inquiry (which inquiry shall be satisfied by the receipt of a written representation to such effect from the to-be-acquired business entity), owns shares of Voting Securities that represent less than 5% of the Company's outstanding Voting Securities; or (iv) the acquisition of the LLC


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         Conversion Shares, provided, that all such Voting Securities shall be subject to the terms of this Agreement; provided, further, that in the event a transaction contemplated by clause (iii) hereof, causes the Investor Group's Voting Ownership Percentage to exceed the Ownership Cap, the Investor will use reasonable best efforts to transfer, or cause such Affiliate to transfer, within twelve months following the consummation of such transaction and in a manner consistent with
         Section 3.5, such number of Voting Securities previously owned by the unaffiliated entity, so as to reduce the Voting Ownership Percentage of the Investor Group to no more than the Ownership Cap, and the Investor or such Affiliate will cause all such Voting Securities, pending their transfer, to be voted in accordance with the requirements of Section
         3.2 below;


                                    SECTION 2
                                  MISCELLANEOUS

         Section 2.1. Limitation of Amendment. Except for the amendments expressly set forth above, the Original Agreement shall remain unchanged and in full force and effect.

         Section 2.2. Incorporation of Provisions. The provisions of Section 6 of the Original Agreement shall apply to this Amendment as if set forth herein in their entirety.


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         IN WITNESS WHEREOF, this Amendment has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.


                               NORTEL NETWORKS LLC



                               By:      /s/ Craig A. Johnson
                                        ---------------------------------------
                                        Name:
                                        Title:


                               NORTEL NETWORKS INC.



                               By:      /s/ Craig A. Johnson
                                        ---------------------------------------
                                        Name:
                                        Title:


                               ARRIS GROUP, INC.
                               f/k/a Broadband Parent Corporation



                               By:      /s/ Lawrence A. Margolis
                                        ---------------------------------------
                                        Name:
                                        Title: